UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (215) 243-9000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2015, Independence Realty Operating Partnership, LP (“IRT OP”), the operating partnership of Independence Realty Trust, Inc. (“IRT”), received an amended and restated commitment letter (the “Senior Facility Commitment Letter”) from KeyBank National Association (“KeyBank NA”) and KeyBanc Capital Markets, pursuant to which, subject to the terms and conditions set forth therein, KeyBank NA has committed to lend to IRT OP and certain of its subsidiaries up to $325 million through a senior secured credit facility (the “Senior Facility”). KeyBanc Capital Markets will act as lead arranger for the Senior Facility.

The Senior Facility will consist of a revolving line of credit in an amount of up to $125.0 million (the “Revolver”) and a term loan in an amount of no less than $200.0 million. Up to 10% of the Revolver will be available for swingline loans, and up to 10% of the Revolver will be available for the issuance of letters of credit. Additionally, IRT OP will have the right to increase the aggregate amount of the Senior Facility to up to $450.0 million. The Senior Facility will mature three years from its closing date, subject to the option of IRT OP to extend the Senior Facility for two additional 12-month periods under certain circumstances. IRT OP may prepay the Senior Facility, in whole or in part, at any time without fee or penalty, except for breakage costs associated with LIBOR borrowings.

At IRT OP’s option, borrowings under the Senior Facility will bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 165 to 245 basis points, or (ii) a base rate plus a margin of 65 to 145 basis points. The applicable margin will be determined based upon IRT OP’s total leverage ratio. In addition, IRT OP will pay a fee of either 20 basis points (if greater than or equal to 50% of the Revolver is used) or 25 basis points (if less than 50% of the Revolver is used) on the unused portion of the Revolver. The Senior Facility requires monthly payments of interest only and does not require any mandatory prepayments.

Also on August 31, 2015, IRT OP received an amended and restated commitment letter (the “Interim Facility Commitment Letter”) from KeyBank NA and KeyBanc Capital Markets, pursuant to which, subject to the terms and conditions set forth therein, KeyBank NA has committed to lend to IRT OP up to $120 million through an interim term loan facility (the “Interim Facility” and, together with the Senior Facility, the “KeyBank Facilities”). KeyBanc Capital Markets will act as lead arranger for the Interim Facility.

The Interim Facility is structured as a 364-day secured term loan facility (with a maturity extension option for an additional six months under certain circumstances) available in a single draw. IRT OP may prepay the Interim Facility, in whole or in part, at any time without fee or penalty (other than as provided in a separate fee letter among IRT OP, KeyBank NA and KeyBanc Capital Markets), except for breakage costs associated with LIBOR borrowings. The Interim Facility will be secured by pledges of certain of the equity interests of IRT OP’s current and future subsidiaries and joint ventures (on a best-available basis to the extent such equity interests can be pledged pursuant to IRT’s existing debt agreements) and a pledge of the proceeds of all equity issuances by IRT.

At IRT OP’s option, borrowings under the Interim Facility will bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 500 basis points, or (ii) a base rate plus a margin of 400 basis points. If IRT OP elects to extend its maturity, at IRT OP’s option, the Interim Facility will bear interest at a rate equal to either (i) the LIBOR rate plus a margin of 650 basis points, or (ii) a base rate plus a margin of 550 basis points. The Interim Facility requires monthly payments of interest only. IRT OP is required to reduce the principal amount outstanding under the Interim Facility to no greater than $100.0 million within six months of closing and must apply 100% of all net proceeds from equity issuances, sales of assets, or refinancings of assets towards repaying the Interim Facility.

Proceeds advanced under the KeyBank Facilities are expected to be used (a) to finance the cash portion of the consideration to be paid pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated May 11, 2015, by and among IRT, IRT OP, IRT Limited Partner, LLC, Adventure Merger Sub LLC, Trade Street Residential, Inc. (“TSRE”), and Trade Street Operating Partnership, L.P., (b) to refinance certain outstanding indebtedness of TSRE and its affiliates, (c) to pay off IRT’s existing revolving credit facility, and (d) to pay costs, fees and expenses related to the transactions contemplated by the Merger Agreement.

The closing of the KeyBank Facilities remains subject to the satisfaction or waiver of customary conditions contained therein.

The foregoing description of the Senior Facility Commitment Letter and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Senior Facility Commitment Letter, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The foregoing description of the Interim Facility Commitment Letter and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Interim Facility Commitment Letter, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which IRT operates and beliefs of and assumptions made by IRT management, involve uncertainties that could significantly affect the financial results of IRT or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the expected use of the proceeds of the KeyBank Facilities. All statements that address events or developments that we expect or anticipate will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although IRT believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, IRT can give no assurance that its expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (ii) the inability to complete the merger contemplated by the Merger Agreement (the “Merger”) or failure to satisfy other conditions to completion of the Merger, (iii) changes in financial markets and interest rates, or to the business or financial condition of IRT, TSRE or either of their businesses, (iv) the availability of financing and capital, (v) maintenance of IRT’s REIT Status, (vi) the performance of IRT’s portfolio and TSRE’s portfolio, and (vii) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by IRT and TSRE from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. We do not undertake any duty to update any forward-looking statements contained herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Commitment Letter of KeyBank National Association, KeyBanc Capital Markets, and Independence Realty Operating Partnership, LP, dated August 31, 2015, for the Senior Facility.

10.2	Commitment Letter of KeyBank National Association, KeyBanc Capital Markets, and Independence Realty Operating Partnership, LP, dated August 31, 2015, for the Interim Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

September 2, 2015	By:	/s/ James J. Sebra
		Name:	James J. Sebra
		Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Commitment Letter of KeyBank National Association, KeyBanc Capital Markets, and Independence Realty Operating Partnership, LP, dated August 31, 2015, for the Senior Facility.

10.2	Commitment Letter of KeyBank National Association, KeyBanc Capital Markets, and Independence Realty Operating Partnership, LP, dated August 31, 2015, for the Interim Facility.